                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          April 22, 1994
                                               --------------------------------
                          Trans Financial Bancorp, Inc.
- - -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




         Kentucky                   0-13030                  61-1048868
- - -------------------------------------------------------------------------------
(State or other                   (Commission               (I.R.S. Employer
jurisdiction                      File Number)              Identification No.)
of incorporation)



         500 East Main Street, Bowling Green, Kentucky      42101
- - -------------------------------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (502) 781-5000
                                                   ----------------------------




- - -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets

         Effective April 22, 1994, Peoples Financial Services, Inc. ("Peoples Financial") merged with and into Trans Financial Bancorp, Inc. ("Trans Financial") and each of the outstanding shares of common stock of Peoples Financial were converted into 5.5 shares of common stock of Trans Financial for an aggregate issuance of approximately 1,302,273 shares of Trans Financial common stock. Holders of shares of Peoples Financial common stock received cash, without interest, in lieu of fractional shares of Trans Financial common stock.

         The transaction was effected pursuant to an Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Merger Agreement") dated December 27, 1993, between Trans Financial and Peoples Financial, and was approved by the shareholders of Peoples Financial at a special meeting held on April 12, 1994. Peoples Financial is a bank holding company headquartered in Cookville, Tennessee. Peoples Financial owned one hundred percent (100%) of the outstanding capital stock of Peoples Bank & Trust of the Cumberlands, Cookville, Tennessee, and Citizens Federal Savings Bank, Rockwood, Tennessee. At December 31, 1993, Peoples Financial reported total consolidated assets of approximately $123 million. The consideration given by Trans Financial for the acquisition of Peoples Financial was determined in accordance with the Merger Agreement.

         The only material relationship between any of Peoples Financial or its shareholders and Trans Financial or any of its affiliates, any director or officer of Trans Financial or any associate of any such director or officer was as follows: each director of Peoples Financial granted Trans Financial concurrently with the execution of the Merger Agreement the option to purchase the shares of Peoples Financial beneficially owned by him.

         The assets acquired by Trans Financial in the transaction consisted of Peoples Financial's two subsidiary banks, Peoples Bank & Trust of the Cumberlands and Citizens Federal Savings Bank. It is anticipated that the physical assets of the two banking subsidiaries of Peoples Financial will continue to be used by them for general banking purposes.

Item 7.  Financial Statements and Exhibits

                 A.       Financial Statements

         The following consolidated financial statements of Peoples Financial, notes related thereto and report of independent auditors thereon are filed as a part of this Report:

                 [1]      Independent Auditors' Report;

                 [2]      Consolidated Balance Sheets as of December 31, 1993
         and 1992;

                 [3]      Consolidated Statements of Earnings for the years
         ended December 31, 1993, 1992, 1991;

                 [4]      Consolidated Statement of Changes in Stockholders'
         Equity for the years ended December 31, 1993, 1992 and 1991;

                 [5]      Consolidated Statements of Cash Flows for the Years
         ended December 31, 1993, 1992, and 1991; and

                 [6]      Notes to Consolidated Financial Statements.

                 B.       Pro Forma Financial Statements

         The following pro forma consolidated financial statements of Trans Financial Bancorp, Inc., and notes related thereto are filed as a part of this
Report:

                 [1]      Pro Forma Condensed Consolidated Balance Sheet as
         of December 31, 1993 (unaudited);

                 [2]      Pro Forma Condensed Income Statement for the year
         ended December 31, 1993 (unaudited); and

                 [4]      Pro Forma Condensed Income Statement for the year
         ended December 31, 1992 (unaudited); and

                 [5]      Pro Forma Condensed Income Statement for the year
         ended December 31, 1991 (unaudited); and

                 [6]      Notes to Pro Forma Financial Information
         (unaudited).

                 C.       Exhibits

         The following exhibits are filed as a part of this report:

        2(a) Agreement and Plan of Reorganization between Trans Financial Bancorp, Inc. and Peoples Financial Services, Inc. dated as of December 27, 1993, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-52365) filed by Trans Financial with the Commission.

        2(b) Plan of Merger between Trans Financial Bancorp, Inc. and Peoples Financial Services, Inc. dated as of December 27, 1993, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-52365) filed by Trans Financial with the Commission.

                                  Signatures
                                  ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Trans Financial Bancorp, Inc.



                                  By: /s/ Vince Berta
                                      -------------------------------
                                      Vince Berta

                                  Title: Executive Vice President and
                                            Chief Financial Officer

Date: May 6, 1994

                        PEOPLES FINANCIAL SERVICES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Peoples Financial Services, Inc.
Cookeville, Tennessee:


We have audited the consolidated balance sheet of Peoples Financial Services, Inc. and Subsidiaries as of December 31, 1993 and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Financial Services, Inc. and Subsidiaries as of December 31, 1993, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Separate financial statements of Peoples Financial Services, Inc. and Subsidiary and Citizens Federal Savings Bank included in the 1992 and 1991 restated consolidated financial statements were audited and reported on separately by other auditors prior to restatement for the 1993 pooling of interests. The other auditors expressed unqualified opinions on the 1992 and 1991 financial statements of Peoples Financial Services, Inc. and Subsidiary and Citizens Federal Savings Bank in reports dated February 4, 1993 and February 26, 1993, respectively.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993.



                                        /s/ Heathcott & Mullaly, P.C.


February 4, 1994

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Peoples Financial Services, Inc.:


We have audited the consolidated balance sheet of Peoples Financial Services, Inc. and subsidiary as of December 31, 1992 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1992 (not presented separately herein). These consolidated financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Financial Services, Inc. and subsidiary as of December 31, 1992, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1992, in conformity with generally accepted accounting principles.




                                                   /s/ KPMG Peat Marwick


Nashville, Tennessee
February 4, 1993

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Citizens Federal Savings Bank
Rockwood, Tennessee:


We have audited the consolidated balance sheet of Citizens Federal Savings Bank and subsidiaries (the Bank) as of December 31, 1992 and the related consolidated statements of operations, retained earnings, and cash flows for each of the years in the two-year then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens Federal Savings Bank and subsidiaries as of December 31, 1992, and the results of their operations and their cash flows for each of the years in the two-year period then ended, in conformity with generally accepted accounting principles.





                                                 /s/ KPMG Peat Marwick


Nashville, Tennessee
February 26, 1993

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992


           ASSETS                                                       1993                  1992
=======================================================================================================
Cash and due from banks                                            $   6,088,123          $   5,364,730
Interest-bearing deposits in financial institutions                    2,746,422              2,993,924
Federal funds sold                                                     5,369,060              1,350,000
Investment securities: (note 2)
  Held for sale, market value $4,071,563                               4,069,506                 -
  At amortized cost, market value $25,370,256 in 1993
    and $22,128,000 in 1992                                           24,998,291             21,640,964
Mortgage-backed securities, market value $6,327,613
  in 1993 and $10,186,000 in 1992 (note 2)                             6,088,651              9,779,163
Mortgage loans held for sale, at market value
  (note 3)                                                             2,172,791                758,935
Loans (note 3)                                                        67,545,571             66,242,898
Allowance for loan losses (note 3)                                      (997,940)              (921,853)
- - -------------------------------------------------------------------------------------------------------
          LOANS, NET                                                  68,720,422             66,079,980
- - -------------------------------------------------------------------------------------------------------
Premises and equipment (note 7)                                        2,158,570              2,355,461
Accrued interest receivable                                              955,598                923,341
Other real estate (note 6)                                               905,466                892,535
Federal Home Loan Bank stock                                             246,700                268,600
Other assets                                                             429,527                561,160
- - -------------------------------------------------------------------------------------------------------
          TOTAL ASSETS                                             $ 122,776,336          $ 112,209,858
=======================================================================================================
    LIABILITIES AND STOCKHOLDERS' EQUITY
- - -------------------------------------------------------------------------------------------------------
LIABILITIES:
  DEPOSITS (NOTE 8):
    Noninterest-bearing                                            $   8,629,208          $   8,372,947
    Interest-bearing                                                 101,480,266             93,751,703
- - -------------------------------------------------------------------------------------------------------
          TOTAL DEPOSITS                                             110,109,474            102,124,650
- - -------------------------------------------------------------------------------------------------------
  Advance payments by borrowers for property taxes
    and insurance                                                        193,207                107,447
  Accrued interest payable                                               248,659                239,579
  Other liabilities                                                      336,970                592,163
- - -------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES                                          110,888,310            103,063,839
- - -------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value. Authorized
    1,000,000 shares; issued 236,777 shares
     in 1993 and 205,552 shares in 1992                                2,367,770              2,055,520
  Additional paid-in capital                                           3,665,315              3,083,280
  Retained earnings                                                    5,854,941              4,007,219
- - -------------------------------------------------------------------------------------------------------
          TOTAL STOCKHOLDERS' EQUITY                                  11,888,026              9,146,019
- - -------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY                                                 $ 122,776,336          $ 112,209,858
=======================================================================================================

See accompanying notes to consolidated financial statements.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                           1993                   1992                 1991
===============================================================================================================
INTEREST INCOME:
  Loans, including fees                              $   6,725,198          $   6,759,147         $   6,463,486
  Investment securities:
    Taxable                                              2,176,185              2,343,417             2,310,585
    Exempt from federal income tax                          37,970                 -                     -
  Deposits in financial institutions                        33,868                 48,502               120,268
  Federal funds sold                                       156,024                 99,956               122,437
- - ---------------------------------------------------------------------------------------------------------------
          TOTAL INTEREST INCOME                          9,129,245              9,251,022             9,016,776
- - ---------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposits (note 8)                                      3,899,595              4,426,150             5,352,019
  Other borrowed money                                      -                      63,357               198,316
- - ---------------------------------------------------------------------------------------------------------------
          TOTAL INTEREST EXPENSE                         3,899,595              4,489,507             5,550,335
- - ---------------------------------------------------------------------------------------------------------------
          NET INTEREST INCOME                            5,229,650              4,761,515             3,466,441
PROVISION FOR LOAN LOSSES                                  240,500                263,436               469,509
- - ---------------------------------------------------------------------------------------------------------------
          NET INTEREST INCOME AFTER PROVISION
            FOR LOAN LOSSES                              4,989,150              4,498,079             2,996,932
- - ---------------------------------------------------------------------------------------------------------------
OTHER INCOME:
  Service charges on deposit accounts                      520,700                432,155               381,454
  Loan servicing fees                                       70,194                 66,707                53,035
  Income from real estate operations, net                   36,158                  1,754               128,484
  Other loan fees                                           75,402                 78,267                81,000
  Gain on sale of loans, net                               230,906                 81,371                26,349
  Gain on sale of premises and equipment                    -                         750                25,581
  Gain (loss) on sale of real estate owned                   4,452                 -                       (582)
  Net gain (loss) on sale and redemption of investment
    securities                                              53,248                (23,028)               17,808
  Other operating income                                   158,425                 82,584               116,888
- - ---------------------------------------------------------------------------------------------------------------
          TOTAL OTHER INCOME                             1,149,485                720,560               830,017
- - ---------------------------------------------------------------------------------------------------------------
OTHER EXPENSES:
  Salaries and employee benefits                         1,618,869              1,317,923             1,150,968
  Occupancy                                                526,916                421,176               389,676
  Federal deposit insurance premiums                       289,833                243,985               201,645
  Data processing servicing fees                           312,931                285,377               270,350
  Legal and professional                                   103,956                166,447               155,625
  Stationery and supplies                                  211,294                147,074               111,818
  Postage                                                  103,732                 88,036                69,254
  Provision for losses on real estate owned                 -                      75,000                46,191
  Other operating expenses                                 492,964                453,375               419,426
- - ---------------------------------------------------------------------------------------------------------------
          TOTAL OTHER EXPENSES                           3,660,495              3,198,393             2,814,953
- - ---------------------------------------------------------------------------------------------------------------
          EARNINGS BEFORE INCOME TAXES AND
            CUMULATIVE EFFECT OF ACCOUNTING CHANGE       2,478,140              2,020,246             1,011,996
INCOME TAX EXPENSE (NOTE 10)                               936,822                791,785               434,647
- - ---------------------------------------------------------------------------------------------------------------
          EARNINGS BEFORE CUMULATIVE EFFECT OF
            ACCOUNTING CHANGE                            1,541,318              1,228,461               577,349
CUMULATIVE EFFECT OF ACCOUNTING CHANGE
  (NOTES 1 AND 10)                                         306,404                 -                     -
- - ---------------------------------------------------------------------------------------------------------------
          NET EARNINGS                               $   1,847,722          $   1,228,461         $     577,349
===============================================================================================================
EARNINGS PER COMMON SHARE
  Before cumulative effect of accounting change      $        6.58          $        5.41         $        2.63
  Cumulative effect of accounting change                      1.31                 -                     -
  Net earnings                                       $        7.89          $        5.41         $        2.63
===============================================================================================================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 234,125                205,552               205,552
===============================================================================================================

See accompanying notes to consolidated financial statements.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                               ADDITIONAL                             TOTAL
                                           COMMON               PAID-IN            RETAINED        STOCKHOLDERS'
                                           STOCK                CAPITAL            EARNINGS           EQUITY
===============================================================================================================
BALANCE, DECEMBER 31, 1990            $   2,055,520         $   3,083,280      $   2,201,409      $   7,340,209

  Net earnings                               -                     -                 577,349            577,349
- - ---------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1991                2,055,520             3,083,280          2,778,758          7,917,558

  Net earnings                               -                     -               1,228,461          1,228,461
- - ---------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992                2,055,520             3,083,280          4,007,219          9,146,019

  Net earnings                               -                     -               1,847,722          1,847,722

  Issuance of 31,225 shares of
    common stock, net of $510,840
    in offering costs                       312,250               582,035             -                 894,285
- - ---------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993            $   2,367,770         $   3,665,315      $   5,854,941      $  11,888,026
===============================================================================================================

See accompanying notes to consolidated financial statements.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                                1993                1992                1991
================================================================================================================
NET EARNINGS                                              $   1,847,722       $   1,228,461        $     577,349
ADJUSTMENTS TO RECONCILE NET EARNINGS
  TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
    Provision for loan losses and losses on real
      estate                                                    240,500             338,436              515,700
    Depreciation and amortization                               223,777             177,568              173,575
    Net (gain) loss on sale or redemption of
      investment securities                                     (53,248)             23,028              (17,808)
    Cumulative effect of accounting change                     (306,404)             -                    -
    Deferred income taxes                                       (16,515)             39,731              (26,295)
    Amortization of deferred loan origination fees              (12,131)            (20,407)             (21,075)
    Amortization (accretion) of premiums or discounts
      on loans, mortgage-backed securities and
      investment securit                                        179,987             101,252             (221,074)
    Accretion of discount on loans acquired                    (504,302)           (476,315)            (173,743)
    Accretion of discount on loans to facilitate
      sales of real estate owned                                (12,931)            (15,569)             (17,784)
    Loans originated for sale                               (19,348,135)        (11,849,151)          (2,366,182)
    Proceeds from sale of loans                              18,165,186          11,171,587            2,392,531
    Gain on sale of loans                                      (230,906)            (81,371)             (26,349)
    Dividends on Federal Home Loan Bank stock                   (11,130)            (11,700)             (16,800)
    (Gain) loss on sale of real estate owned                     (4,452)             -                       582
    Net (gain) loss on sale of premises and equipment             3,025                (750)             (25,581)
    Proceeds from sale of investment securities
      and mortgage-backed securities held for sale            1,546,797           4,536,809               -
    Purchases of investment and mortgage-backed
      securities held for sale                               (5,890,908)         (2,509,735)              -
    Decrease in accrued interest receivable                     (32,257)            (11,212)             (29,054)
    (Increase) decrease in income tax refund receivable          -                   -                    20,128
    Decrease in accrued interest payable and other
      liabilities                                              (246,113)           (285,665)            (322,437)
    Decrease in funds held by trustee                            -                  614,510               56,765
    Other, net                                                  449,964            (271,019)              66,502
- - ----------------------------------------------------------------------------------------------------------------
          TOTAL ADJUSTMENTS                                  (5,860,196)          1,470,027              (38,399)
- - ----------------------------------------------------------------------------------------------------------------
          NET CASH PROVIDED (USED) BY
            OPERATING ACTIVITIES                             (4,012,474)          2,698,488              538,950
- - ----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investment securities                         (9,333,312)        (11,829,577)          (7,082,891)
  Proceeds from maturities and redemptions of
    investment securities                                     5,855,250           2,800,000            2,000,000
  Proceeds from sale of investment securities                     -               3,060,700            1,755,313
  Principal payments on mortgage-backed securities            5,255,488           3,239,465            1,183,985
  Proceeds from sales of mortgage-backed securities               -                 614,329            1,389,846
  Purchases of mortgage-backed securities                    (1,296,375)         (2,918,653)          (2,441,516)
  Net increase in loans                                      (1,025,854)         (3,848,932)            (919,656)
  Purchases of premises and equipment                          (132,289)           (609,506)            (197,626)
  Proceeds from sale of premises and equipment                  106,965                 750              288,356
  Proceeds from sales of real estate owned                       79,653              -                    31,985
  Principal receipts on loans to facilitate sales
    of real estate                                                -                     331                3,766
  Redemption of Federal Home Loan Bank stock                     33,030              14,300               38,000
  Net cash and cash equivalents received from purchase
    of assets and liabilities Tennessee Savings Bank              -               2,507,853            4,798,807
- - ----------------------------------------------------------------------------------------------------------------
          NET CASH PROVIDED (USED) BY
            INVESTING ACTIVITIES                               (457,444)         (6,968,940)             848,369
- - ----------------------------------------------------------------------------------------------------------------


               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                 YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


                                                                       1993             1992          1991
============================================================================================================
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                       $   7,984,824  $   9,247,082  $     487,586
  Net increase (decrease) in advance payments
     by borrowers                                                       85,760         48,991        (58,336)
  Repayment of bonds                                                    -          (1,368,000)      (976,000)
  Proceeds from sale of common stock                                   894,285         -              -
- - ------------------------------------------------------------------------------------------------------------
          NET CASH PROVIDED  (USED) BY
            FINANCING ACTIVITIES                                     8,964,869      7,928,073       (546,750)
- - ------------------------------------------------------------------------------------------------------------
          NET INCREASE IN CASH                                       4,494,951      3,657,621        840,569
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       9,708,654      6,051,033      5,210,464
- - ------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $  14,203,605  $   9,708,654  $   6,051,033
============================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
- - ------------------------------------------------------------------------------------------------------------
    Interest paid or added to deposit accounts                   $   3,890,515  $   4,673,483  $   5,632,848
    Income taxes paid                                                1,233,893        573,924        350,042
============================================================================================================
See accompanying notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
- - ------------------------------------------------------------------------------------------------------------
      Foreclosures of loans during the period                    $      75,201  $      -       $      70,396
      Investment securities transferred to securities
        held for sale                                                   -           1,386,470      1,500,000
      Mortgage-backed securities transferred to
        investment securities held for sale                          1,291,114        588,514         -
============================================================================================================

On May 31, 1991, the Company purchased certain assets of Tennessee Federal Savings Bank. In conjunction with the purchase, liabilities were assumed as follows (see note 6):

          Fair value of assets acquired             $   15,885,594
          Due from Resolution Trust Corporation          2,902,406
                                                     -------------
                                                    $   18,788,000
                                                     =============

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1993 AND 1992



   (1)    Summary of Significant Accounting Policies

          GENERAL
          Peoples Financial Services, Inc. (the "Company") was organized in March, 1990 for the purpose of becoming a holding company for the Peoples Bank and Trust of the Cumberlands (PB&T). PB&T is a state chartered bank organized in June, 1988. In February, 1993 the Company acquired Citizens Federal Savings Bank (CFSB) as discussed in note 11. The accounting and reporting policies of Peoples Financial Services, Inc. and subsidiaries conform to generally accepted accounting principles. The following is a description of the more significant of those policies which the Company follows in preparing and presenting its consolidated financial statements.

          PRINCIPLES OF CONSOLIDATION
          The accompanying consolidated financial statements include the accounts of Peoples Financial Services, Inc. and its wholly-owned subsidiaries, Citizens Federal Savings Bank and Peoples Bank & Trust of the Cumberlands. All significant intercompany balances are eliminated in consolidation.

          During 1992, Citizens Capital Corporation, formerly a wholly-owned subsidiary, was merged into CFSB. Citizens Capital Corporation had been included in the consolidated financial statements since its incorporation, and the merger did not affect the comparability of the accompanying consolidated financial statements.

          CASH AND CASH EQUIVALENTS
          For the purposes of reporting cash flows, cash and cash equivalents include cash, interest bearing deposits in other banks with original maturities of three months or less, and federal funds sold. Generally, federal funds are sold for one-day periods.

          Cash and due from banks include legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve Bank and other banks in the amount of $174,000 and $204,000 at December 31, 1993 and 1992, respectively.

          INVESTMENT AND MORTGAGE-BACKED SECURITIES
          Securities are classified as investment securities or securities held for sale and primarily consist of U.S. Treasury securities, obligations of U.S. Government agencies and mortgage-backed securities. Mortgage-backed securities are comprised substantially of participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities.

          Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as held for sale and carried at the lower of cost or market Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. All securities held for sale including mortgage-backed securities are included in investments held for sale on the balance sheet.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED


          INVESTMENT AND MORTGAGE-BACKED SECURITIES
          Premiums and discounts are amortized using a method, which approximates the interest method, over the remaining period to contractual maturity, adjusted for prepayments. Gains and losses on the sale of securities held for sale are determined using the specific identification method and are included in other operating income, including adjustments to lower of aggregate cost or market.

          LOANS AND LOANS HELD FOR SALE
          Loans receivable are recorded at the unpaid principal balance owed by borrowers less deferrals, unearned interest, the allowance for loan losses and purchase discounts. Discounts on loans purchased are accreted to interest income using the interest method over the remaining period to contractual maturity, adjusted for prepayments. Unearned income on consumer loans is recognized over the lives of the loans using the interest method. Loans held for sale are carried at the lower of cost or fair value. Management determines the appropriate classification at the date of origination.

          The allowance for loan losses is based upon analyses of the loan portfolio and is maintained at a level considered adequate by management to provide for probable loan losses. The analyses include management's consideration of such factors as economic conditions, loan portfolio characteristics, prior loan loss experience, and results of reviews of the portfolio. allowance is increased by provisions charged against income and reduced by net charge-offs.

          While management believes it has established the allowance for possible loan losses in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Banks' regulators or its economic environment will not require further increases in the allowance.

          Loans which management has doubts as to the borrower's ability to repay principal or interest are placed on nonaccrual status. Interest payments received on nonaccrual loans are recognized as income on a cash basis.

          LOAN ORIGINATION FEES AND RELATED COSTS
          Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in income using the interest method over the contractual lives of the loans, adjusted for expected prepayments and loan sales. If deferred fees are associated with a loan placed on nonaccrual status, amortization of the fees is ceased.

          LOAN SERVICING FEES
          Fees arising from servicing loans for others are recognized as earned.

          PREMISES AND EQUIPMENT
          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on straight-line and accelerated methods based on the estimated useful lives of the related assets. Costs of replacing structural parts and major units are considered individually and are expensed or capitalized as the facts dictate.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


    (1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          REAL ESTATE OWNED
          Real estate acquired either through loan foreclosure or in substance foreclosure is initially recorded at the lower of the related loan balance, less any specific allowance for loss, or fair value at the date of foreclosure. Costs relating to developing and improving property are capitalized, whereas costs relating to holding property are expensed.

          Valuations are periodically performed by management. If the carrying value of a property exceeds its fair value, an allowance is established through a provision for losses charged to earnings.

          INVESTMENTS REQUIRED BY LAW
          CFSB, as a member of the Federal Home Loan Bank system, is required to acquire and hold shares of stock in the Federal Home Loan Bank, subject to certain minimum levels. The stock is carried at cost and dividends are recognized as income when received.

          INCOME TAXES
          Deferred income taxes are provided on items which are reported in different years for tax purposes than for financial statement purposes.

          Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). This statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes.

          In accordance with SFAS 109, the Company has recorded deferred tax assets to reflect the tax benefits of accumulated temporary differences between financial and tax reporting. Financial statements for prior periods have not been restated. The cumulative effect of the accounting change as of January 1, 1993 resulted in an increase in net earnings of $306,404.

          NEW ACCOUNTING PRONOUNCEMENTS
          The Financial Accounting Standards Board (FASB) has issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan", which becomes effective for years beginning after December 15, 1994. The statement generally requires impaired loans to be measured based on the present value of expected future cash flows, or at the loan's observable market value or the fair value of the collateral if the loan is collateral dependent. The Company has not addressed the potential future impact of this statement.

          The Financial Accounting Standards Board has also issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which becomes effective for years beginning after December 31, 1993. The statement generally requires securities to be categorized as held-to-maturity (HTM), available-for-sale (AFS) or trading. HTM securities will be carried at amortized cost. AFS securities will be carried at fair value with unrealized gains or losses included as a separate component of equity. Trading securities will be carried at fair value with unrealized gains or losses included in current earnings. The Company has not determined the effect of implementing this statement.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



   (2)    INVESTMENT  AND MORTGAGE-BACKED SECURITIES

          The carrying values and estimated market values of investment and mortgage-backed securities held for sale are as follows:

                                                                   1993
                                         ------------------------------------------------------
                                                          GROSS          GROSS        ESTIMATED
                                         AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                            COST          GAINS          LOSSES         VALUE
                                         ------------------------------------------------------
          U.S. Treasury securities     $  1,812,605          7,318         -           1,819,923
          Mortgage-backed securities      2,256,901         -               5,261      2,251,640
                                        -----------    -----------    -----------    -----------
                                       $  4,069,506          7,318          5,261      4,071,563
                                        ===========    ===========    ===========    ===========

          The amortized cost and estimated market value of investment and mortgage-backed securities held for sale at December 31, 1993, by contractual maturity, are shown below.

                                                                       AMORTIZED      ESTIMATED
                                                                          COST          MARKET
                                                                      -----------    -----------
                    Due in one year or less                         $     251,024        251,563
                    Due after one through five years                    1,561,581      1,568,360
                                                                      -----------    -----------
                                                                        1,812,605      1,819,923
                    Mortgage-backed securities                          2,256,901      2,251,640
                                                                      -----------    -----------
                                                                    $   4,069,506      4,071,563
                                                                      ===========    ===========


          The following table reflects the amortized cost and estimated market values of investment and mortgage-backed securities at December 31, 1993 and 1992 not classified as held for sale.

                                                                  1993
                                        -------------------------------------------------------
                                                          GROSS          GROSS        ESTIMATED
                                         AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                            COST          GAINS          LOSSES         VALUE
                                        -----------     ----------     ----------    -----------
          U.S. Treasury securities     $  7,911,028        198,925         -           8,109,953
          U.S. Government agencies       15,470,754        200,800         63,425     15,608,129
          Obligations of states and
            political subdivisions        1,526,509         29,990          4,900      1,551,599
          Other securities                   90,000         10,575         -             100,575
                                        -----------     ----------     ----------    -----------
          Total investment securities    24,998,291        440,290         68,325     25,370,256
          Mortgage-backed securities      6,088,651        239,345            383      6,327,613
                                        -----------     ----------     ----------    -----------
                                       $ 31,086,942        679,635         68,708     31,697,869
                                        ===========     ==========     ==========    ===========

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(2) INVESTMENT AND MORTGAGE-BACKED SECURITIES, CONTINUED


                                                                   1992
                                        --------------------------------------------------------
                                                           GROSS          GROSS        ESTIMATED
                                         AMORTIZED      UNREALIZED      UNREALIZED       MARKET
                                            COST           GAINS          LOSSES         VALUE
                                        -----------     ----------     -----------   -----------
          U.S. Treasury securities      $ 9,205,775        174,358         19,133      9,361,000
          U.S Government agencies        12,345,189        416,527         95,716     12,666,000
          Other securities                   90,000         11,000         -             101,000
                                        -----------     ----------     ----------    -----------
          Total investment securities    21,640,964        601,885        114,849     22,128,000
          Mortgage-backed securities      9,779,163        416,560          9,723     10,186,000
                                        -----------     ----------     ----------    -----------
                                        $31,420,127      1,018,445        124,572     32,314,000
                                        ===========     ==========     ==========    ===========


          The amortized cost and estimated market value of investment and mortgage-backed securities not classified as held for sale at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                       AMORTIZED      ESTIMATED
                                                                          COST          MARKET
                                                                      -----------     ----------
                    Due in one year or less                           $ 3,184,682      3,214,791
                    Due after one through five years                   10,396,429     10,608,594
                    Due after five through ten years                   10,115,671     10,220,236
                    Over ten years                                      1,301,509      1,326,635
                                                                      -----------     ----------
                                                                       24,998,291     25,370,256
                    Mortgage-backed securities                          6,088,651      6,327,613
                                                                      -----------     ----------
                                                                      $31,086,942     31,697,869
                                                                      ===========     ==========


          At December 31, 1993 and 1992, certain investment securities with carrying values totaling $4,031,392 and $2,776,017, respectively, were pledged to secure savings deposits. In addition, certain investments with carrying values totaling $1,003,847 at December 31, 1993, and $1,526,552 at December 31, 1992, were pledged to secure a commitment of funds from the Federal Home Loan Bank.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED




   (2)    INVESTMENT SECURITIES, CONTINUED

          Proceeds from sales of debt securities during 1993 were $1,546,797. Gross gains of $1,186 and gross losses of $2,526 were realized on these sales. Gross gains of $76,082 and gross losses of $21,494 were realized on redemptions of investment securities in 1993. Proceeds from sales of debt securities during 1992 were $8,211,838. Gross gains of $65,944 and gross losses of $88,972 were realized on these sales. Proceeds from sales of debt securities during 1991 were $3,145,159. Gross gains of $18,793 and gross losses of $985 were realized on those sales.

   (3)    LOANS AND LOANS HELD FOR SALE

          Loans at December 31, are summarized as follows:

                                                                          1993           1992
                                                                     ------------    -----------
          Commercial                                                 $ 21,501,475     21,766,086
          Real estate mortgage                                         28,116,083     27,683,277
          Consumer                                                     23,058,017     20,193,636
                                                                     ------------    -----------
                                                                       72,675,575     69,642,999
          Less:
               Discount on loans purchased                               (921,606)    (1,425,908)
               Loans held for sale                                     (2,172,791)      (758,935)
               Loans in process                                        (1,700,672)      (811,850)
               Unearned discounts                                        (297,669)      (372,629)
               Net deferred loan origination fees                         (37,266)       (30,779)
                                                                     ------------    -----------
                                                                     $ 67,545,571     66,242,898
                                                                     ============    ===========

          Activity in the allowance for loan losses is summarized as follows:

                                                           1993           1992           1991
                                                        ----------     ----------     ----------
          Balance at beginning of period                $  921,853        835,597        554,846
          Provisions charged against income                240,500        263,436        469,509
          Loans charged off                               (198,867)      (226,389)      (266,667)
          Recoveries                                        34,454         49,209         77,909
                                                        ----------     ----------     ----------
          Balance at end of period                      $  997,940        921,853        835,597
                                                        ==========     ==========     ==========

              PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


   (3)    LOANS AND LOANS HELD FOR SALE, CONTINUED

          At December 31, 1993 and 1992, loans on which the accrual of interest had been discontinued totaled $217,058 and $293,000, respectively. During the years ended December 31, 1993 and 1992, gross interest income that would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the periods, and the amount of interest income that was recorded for such loans during these periods was not material. There were no commitments to lend additional funds to borrowers on nonaccrual status.

          In the ordinary course of business, the Bank makes loans to directors and executive officers and their related interests. Such loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers and their related interests are as follows:

          Balance at December 31, 1991                               $  1,940,700
               Advances                                                 2,577,436
               Repayments                                              (2,469,144)
                                                                     ------------
          Balance at December 31, 1992                                  2,048,992
               Advances                                                 3,886,055
               Repayments                                              (4,394,894)
                                                                     ------------
          Balance at December 31, 1993                               $  1,540,153
                                                                     ============

   (4)    LOAN SERVICING

          Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans are $28,360,643 and $17,242,761 at December 31, 1993 and 1992, respectively.

   (5)    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
          AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

          The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contractual notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

          The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


   (5)    FINANCIAL INSTRUMENTAL WITH OFF-BALANCE-SHEET RISK
          AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK, CONTINUED


          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include property, plant, and equipment and income-producing commercial properties.

          Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities customers.

          Outstanding letters of credit as of December 31, 1993 and 1992, amounted to $380,000 and $142,000, respectively. Outstanding commitments as of December 31, 1993 and 1992, amounted to $3,213,000 and $1,163,000, respectively. Undisbursed advances on customer lines of credit were $6,064,000 at December 31, 1993 and $4,869,000 at December 31, 1992. The outstanding standby letters of credit generally have terms of one year or less. The Company does not anticipate any losses as a result of these transactions.

          Most of the Company's business activity is with customers located within the state of Tennessee. A majority of the loans are secured by residential or commercial real estate or other personal property. The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers.

          The Company has four loans with an aggregate net carrying value of $2,125,773 at December 31, 1993, that are secured by commercial real estate located in Texas, Mississippi, Virginia, and Florida.

(6)       REAL ESTATE OWNED

          Real estate owned at December 31, consists of the following:

                                                                          1993           1992
                                                                       ----------     ----------
          Foreclosed real estate                                       $  638,704        638,704
          Loans to facilitate the sale of foreclosed real estate          563,762        550,831
          Less allowance for losses                                      (297,000)      (297,000)
                                                                       ----------     ----------
                                                                       $  905,466        892,535
                                                                       ==========     ==========

          Loans to facilitate the sale of foreclosed real estate are accounted for under the deposit method, as these sales did not meet the minimum down payment requirements necessary for sales recognition.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


   (6)    REAL ESTATE OWNED, CONTINUED


          The activity in the allowance for estimated losses on real estate owned consists of the following:

                                                           1993           1992           1991
                                                        ----------      ---------      ---------
          Allowance at beginning of year                $  297,000        222,000        175,809
          Provision for estimated losses                    -              75,000         46,191
                                                        ----------      ---------      ---------
          Allowance at end of year                      $  297,000        297,000        222,000
                                                        ----------      ---------      ---------

   (7)    BANK PREMISES AND EQUIPMENT

          Bank premises and equipment, less accumulated depreciation, consists of the following:

                                                                          1993           1992
                                                                      -----------    -----------
          Land                                                        $   587,743        697,733
          Buildings and improvements                                    1,856,358      1,842,347
          Land Improvements                                                58,836         58,836
          Furniture and equipment                                       1,219,699      1,102,305
          Automobiles                                                      15,184         15,184
                                                                      -----------    -----------
                                                                        3,737,820      3,716,405
          Less allowance for depreciation and amortization              1,579,250      1,360,944
                                                                      -----------    -----------
                                                                      $ 2,158,570      2,355,461
                                                                      ===========    ===========

          Depreciation expense amounted to $219,190, 172,981, and 168,988 in 1993, 1992 and 1991, respectively.

   (8)    DEPOSITS

          A summary of deposits at December 31, 1993 and 1992 follows:

                                                                          1993           1992
                                                                     ------------    -----------
          Noninterest bearing demand                                 $  8,629,208      8,372,947
          NOW Accounts                                                 11,169,425     10,203,336
          Money Market Accounts                                         6,643,115      3,417,311
          Savings                                                      18,304,304     17,977,415
          Certificates of deposit of $100,000 or more                  10,970,878      9,342,549
          Other certificates                                           53,393,544     52,811,092
                                                                     ------------    -----------
                                                                     $109,110,474    102,124,650
                                                                     ============    ===========

          Interest expense on deposits is summarized as follows:

                                                           1993           1992           1991
                                                        ----------     ----------     ----------
          N.O.W.  accounts  and
            money  market  accounts                     $  447,422        449,504        373,730
          Savings                                          461,059        697,174        622,448
          Certificates of deposit                        2,991,114      3,279,472      4,355,841
                                                        ----------     ----------     ----------
                                                        $3,899,595      4,426,150      5,352,019
                                                        ==========     ==========     ==========

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED




   (9)    BONDS PAYABLE

          During 1985, CFSB initiated a long-range restructuring program which resulted in the formation of Citizens Capital Corporation, a wholly-owned subsidiary. In conjunction with the restructuring, CFSB exchanged approximately $12.8 million in first mortgage loans for guaranteed mortgage pass-through certificates issued by the Federal National Mortgage Association (FNMA certificates) with an effective yield of approximately 8.8 percent. The FNMA certificates were transferred to Citizens Capital Corporation, which issued approximately $9.6 million in bonds payable, secured by the FNMA certificates. The bonds bore interest at 11.375 percent, and were scheduled to mature on February 1, 2003.

          During 1992, CFSB paid in full its obligation under the bonds prior to the merger of Citizens Capital Corporation into the Bank. The FNMA certificates held by Citizens Capital Corporation were transferred to CFSB.

   (10)   INCOME TAXES

          The components of income tax expense (benefits) are as follows:

                                                           1993           1992           1991
                                                        ----------      ---------      ---------
          Federal:
            Current                                     $  837,289        640,611        402,521
            Deferred                                       (37,621)        39,731        (26,295)
                                                        ----------      ---------      ---------
                                                           799,668        680,342        376,226
                                                        ----------      ---------      ---------
          State:
            Current                                        116,048        111,443         58,421
            Deferred                                        21,106         -              -
                                                        ----------      ---------      ---------
                                                           137,154        111,443         58,421
                                                        ----------      ---------      ---------
                                                        $  936,822        791,785        434,647
                                                        ==========      =========      =========

          Deferred income taxes result from temporary differences in the recognition of income and expense for tax and financial reporting. The sources of temporary differences and their tax effect are as follows:

                                                           1993           1992           1991
                                                        ----------      ---------      ---------
          FHLB Stock dividends                          $   -               2,958          6,600
          Gain on FHLB stock redeemed                       -              (1,780)        (4,805)
          Deferred compensation                             -              55,018        (18,572)
          Depreciation                                       9,159         -
          Deferred loan fees                                (8,423)           736          1,369
          Allowance for loan losses                        (22,510)       (22,109)       (13,151)
          Accrued sick leave                               (22,284)        -              -
          Realization of state loss carryforward            25,488         -              -
          Other                                              2,055          4,908          2,264
                                                        ----------      ---------      ---------
                                                        $  (16,515)        39,731        (26,295)
                                                        ==========      =========      =========

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10)  INCOME TAXES, CONTINUED


          Deferred income taxes included in other assets amounted to $329,219 in 1993 and $312,704 in 1992. Significant temporary differences between tax and financial reporting that give rise to net deferred tax assets (liabilities) are as follows at December 31, 1993:

                                                                                       DEFERRED
                                                                       TEMPORARY      TAX ASSET
                                                                       DIFFERENCE    (LIABILITY)
                                                                      -----------    -----------
          FHLB stock dividends                                        $  (105,754)       (40,144)
          Depreciation                                                    (55,243)       (20,970)
          Deferred loan fees                                               37,266         14,146
          Allowance for losses on loans and other real estate           1,012,974        384,525
          State operating loss carryforward                               294,309         11,655
          Excess servicing asset                                           18,846          7,154
          Accrued sick leave                                               58,704         22,284
          Other                                                             1,500            569
                                                                      -----------    -----------
                                                                        1,262,602        379,219
          Less:  Valuation allowance                                       -              50,000
                                                                      -----------    -----------
                                                                      $ 1,262,602        329,219
                                                                      ===========    ===========


          A reconciliation of the actual income tax expense to the "expected" tax expense (computed by applying the statutory tax rate to earnings before income taxes) is as follows:

                                                                1993           1992           1991
                                                              ---------       --------       --------
          Computed "expected" tax expense                     $ 842,568        686,883        344,081
          Increase (reduction) in taxes resulting from:
            State income taxes, net of federal income
              tax benefit                                        97,586         73,552         38,558
            Provision for loan losses                            (7,370)        30,591         52,031
            Tax exempt interest                                 (11,422)        -              -
            Other, net                                           15,460            759            (23)
                                                              ---------       --------       --------
                                                              $ 936,822        791,785        434,647
                                                              =========       ========       ========

          CFSB is allowed a special bad debt deduction for tax purposes limited generally to the greater of 8% of otherwise taxable income or actual loss experience. CFSB used the experience method in 1993, 1992, and 1991. If the amounts that qualify as deductions for Federal income tax purposes under the percentage of income method are later used for purposes other than for bad debt losses, they will be subject to Federal income tax at the then current corporate rate. Retained earnings at December 31, 1993 and 1992, includes approximately $733,000 and $550,000, respectively, for which Federal income tax has not been provided.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


   (11)   ACQUISITIONS

          On February 1, 1993, the Company sold 31,225 shares of newly-issued common stock in connection with the the acquisition of Citizens Federal Savings Bank, Rockwood, Tennessee, (CFSB) pursuant to a definitive agreement entered into by the Company and CFSB in May, 1992. In connection with the acquisition, the Company and CFSB adopted a Plan of Conversion/Acquisition (Plan) whereby CFSB was converted from a federally-chartered mutual institution to a federally-chartered stock institution. Pursuant to the Plan, shares of capital stock of the Company were offered initially for subscriptions to eligible members of CFSB and to certain other persons as of specified dates and subject to various subscription priorities as provided by the Plan. The capital stock was offered at a price determined by the Company's Board of Directors based upon an appraisal made by an independent appraisal firm. The offering raised gross proceeds of approximately $1,405,000, all of which was used in the acquisition of CFSB. This business combination was accounted for as a pooling-of-interests and, accordingly, the Company's historical consolidated financial statements were restated to include the accounts and results of operations of CFSB.

          In connection with the offering, the Company filed a registration statement with the Securities and Exchange Commission. The Company incurred costs of $510,840 associated with the offering. All costs incurred associated with the sale of stock and acquisition were deducted from the proceeds of the sale of stock.

          On May 31, 1991, PB&T acquired and assumed from the Resolution Trust Corporation (RTC) certain assets and liabilities of the former Tennessee Federal Savings Bank, Bartlett, Tennessee (TFSB). The Bank paid to the RTC $414,000 for the right to acquire and assume certain assets and liabilities of TFSB. The aggregate amount of liabilities assumed approximated $18,788,000 and the assets acquired approximated $15,886,000, including $11,450,000 of net loans. Also acquired was $2,829,000 in cash equivalents and $1,575,000 in federal funds sold. As part of the purchase and assumption agreement with the RTC, PB&T's excess in the fair value of liabilities assumed from the RTC over the fair value of assets acquired is funded by the RTC. PB&T recorded a receivable of $2,507,835 at December 31, 1991 due from the RTC to recognize the net liabilities assumed and other miscellaneous items due from the RTC. Since the RTC paid cash to PB&T for the difference between the fair value of liabilities and assets, no goodwill was recorded in connection with this acquisition. Discount recorded on loans amounted to $2,053,000. The discount is being accreted to yield a constant rate over the expected life of the loans acquired. The amount due from the RTC was received in 1992 and included $400,000 paid by the RTC to the bank as consideration for a settlement and release agreement between the RTC and the PB&T with respect to the purchase and assumption agreement.

          The TFSB transaction was accounted for as a purchase whereby assets acquired and liabilities assumed were recorded at their estimated fair market value as of the acquisition date. Results of operations of the acquired assets and liabilities have been included in the Company's consolidated statements of earnings since acquisition.

              PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



   (12)   EMPLOYEE BENEFITS AND DEFERRED COMPENSATION

          CFSB has a noncontributory, defined-benefit retirement plan for substantially all eligible employees. CFSB is a member of the Financial Institutions Retirement Fund, which is a nonprofit pension trust through which the Federal Home Loan Bank, savings banks and similar institutions may cooperate in providing for the retirement of their employees. No contributions were required in 1993, 1992, and 1991. The Bank's policy is to fund pension costs as accrued.

          In January 1992, the CFSB paid its deferred compensation obligation to its directors and terminated all deferred compensation agreements. Deferred compensation expense amounted to $61,679 for the year ended December 31, 1991. There was no deferred compensation expense in 1993 or 1992.

          The Company does not provided postretirement or postemployment benefits other than those mentioned above.

   (13)   FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

          The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. FDICIA includes provisions requiring "prompt corrective action" for insured depository institutions that do not meet certain capitalization criteria. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

          The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized "adequately capitalized", "undercapitalized", "significantly undercapitalized", and "critically undercapitalized". To be considered "adequately capitalized," an institution must generally have a leverage ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4%, and a total risk-based capital ratio of at least 8%. An institution is deemed to be "critically under capitalized" if it has a tangible equity ratio of 2% or less.

          At December 31, 1993, PB&T and CFSB meet the criteria for "Adequately Capitalized" institutions as defined by FDICIA.


   (14)   SUPERVISORY AGREEMENT

          CFSB entered into a supervisory agreement with the Office of Thrift Supervision dated September 13, 1991. CFSB complied with the provisions of the agreement and on November 17, 1993, the Office of Thrift Supervision released CFSB from the agreement.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



   (15)   RESTRICTIONS ON DIVIDENDS

          Dividends paid by the subsidiaries are the primary source of funds available for payment of normal operating expenses of the Company. The subsidiaries are subject to federal and state statutes and regulations that impose restrictions on the amounts that may be declared. Under the most restrictive of the statutes and regulations, the subsidiaries could declare dividends up to approximately $4,800,000 and $3,700,000 at December 31, 1993 and 1992, respectively.

          In connection with the conversion of Citizens Federal Savings Bank from a mutual savings bank to a stock savings bank, CFSB established a liquidation account equal to its retained earnings as of the date of the latest consolidated balance sheet (approximately $1,750,000) used in the final conversion offering circular. In the event of future liquidation of CFSB (and only in such event), an eligible deposit account holder who continues to maintain his deposit account shall be entitled to receive a distribution from the liquidation account, in the proportionate amount of the adjusted balance from deposit accounts held at that time, before any liquidation distributions may be made with respect to capital stock. No dividends may be paid to stockholders if such dividends reduce retained earnings of CFSB below the amount required for the liquidation account.

   (16)   CAPITAL REQUIREMENTS

          Regulatory capital guidelines of the Federal Reserve Board for bank holding companies which require a minimum of 4.0 percent for a Tier I leverage capital ratio (essentially equity divided by total assets),
          4.0 percent for Tier I capital to risk weighted assets ratio, and 8.0 percent total capital to risk-weighted assets. The risk-based guideline is based on the assignment of risk weights to assets and off-balance sheet items depending on the level of credit risk associated with them. The Company's capital ratios were in excess of the minimum regulatory requirements at December 31, 1993.

   (17)   STOCK OPTIONS

          A senior officer of the Company, as part of his employment contract, has the option to purchase 2,000 shares of common stock at the original issue price of $25 per share. This option may be exercised after the officer completes ten years of continuous service with the Company. The option may not be exercised before 1998.

          Two officers of CFSB have the right to receive 1,111 shares of common stock, subject to their continued employment with CFSB through February 1, 1995, at which time they will receive these shares.

   (18)   PENDING  MERGER

          The Company has entered into an agreement and plan of reorganization with Trans Financial Bancorp, Inc. (TFB), whereby each outstanding share of the Company will be exchanged for 5.5 shares of TFB common stock. The transaction is subject to regulatory approval and is expected to be consummated in the second quarter of 1994.

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



   (19)   PARENT COMPANY ONLY FINANCIAL INFORMATION

          Condensed financial information of Peoples Financial Services, Inc. is as follows:

          BALANCE SHEETS

          ASSETS                                                          1993           1992
                                                                     ------------     ----------
            Cash                                                     $     35,257          2,266
            Investment in bank subsidiaries                            11,814,555      9,133,907
            Other assets                                                   38,214          9,846
                                                                     ------------    -----------
                    TOTAL ASSETS                                     $ 11,888,026      9,146,019
                                                                     ============    ===========
          Stockholders' Equity

            Common stock                                             $  2,367,770      2,055,520
            Additional paid-in capital                                  3,665,315      3,083,280
            Retained earnings                                           5,854,941      4,007,219
                                                                     ------------    -----------
                    TOTAL STOCKHOLDER'S EQUITY                       $ 11,888,026      9,146,019
                                                                     ============    ===========


          STATEMENTS OF EARNINGS
                                                               1993           1992           1991
                                                            ----------     ----------      ---------
          INCOME:
               Dividends from subsidiary                    $  125,000         -              10,000

          EXPENSES:
               Salaries and employee benefits                   45,392         -              -
               Stationery and supplies                          45,595         -              -
               Miscellaneous operating expenses                 11,595         13,809          5,984
                                                            ----------     ----------      ---------
               INCOME (LOSS) BEFORE EQUITY IN
                   UNDISTRIBUTED EARNINGS OF
                   SUBSIDIARIEs                                 22,418        (13,809)         4,016
               EQUITY IN UNDISTRIBUTED EARNINGS
                   OF SUBSIDIARY                             1,786,364      1,242,270        573,333
                                                            ----------     ----------      ---------
               INCOME BEFORE INCOME TAXES (BENEFITS)         1,808,782      1,228,461        577,349
                                                            ----------     ----------      ---------
               REDUCTION OF CONSOLIDATED INCOME TAXES
                    ARISING FROM PARENT COMPANY
                    TAXABLE LOSS                               (38,940)        -              -
                                                            ----------     ----------      ---------
                    NET EARNINGS                            $1,847,722      1,228,461        577,349
                                                            ==========     ==========      =========

               PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


   (19)   PARENT COMPANY ONLY FINANCIAL INFORMATION, CONTINUED


          STATEMENTS OF CASH FLOWS
                                                                  1993           1992           1991
                                                              -----------     ----------     ----------
          Cash flows from operating activities
          Net earnings                                        $ 1,847,722      1,228,461        577,349
          Adjustments to reconcile net earnings to
               net cash provided (used) by operating
               activities
                    Undistributed earnings of
                      subsidiaries                             (1,786,364)    (1,242,270)      (573,333)
                    (Increase) decrease in other assets           (32,954)        -               1,238
                    Amortization of deferred organization
                      cost                                          4,587          4,587          4,587
                                                              -----------     ----------     ----------
                    NET CASH PROVIDED (USED) BY
                        OPERATING ACTIVITIES                       32,991         (9,222)         9,841
                                                              -----------     ----------     ----------
          CASH FLOWS FROM FINANCING ACTIVITIES
          Issuance of 31,255 shares of common stock               894,285         -              -
          Capital contribution to subsidiary                     (894,285)        -              -
                                                              -----------     ----------     ----------
                    NET CASH PROVIDED (USED) BY
                        FINANCING ACTIVITIES                       -              -              -
                                                              -----------     ----------     ----------
                    NET INCREASE (DECREASE) IN CASH
                        AND CASH EQUIVALENTS                       32,991         (9,222)         9,841

          CASH AND CASH EQUIVALENTS
               AT BEGINNING OF PERIOD                               2,266         11,488          1,647
                                                              -----------     ----------     ----------
          CASH AND CASH EQUIVALENTS
               AT END OF PERIOD                               $    35,257          2,266         11,488
                                                              ===========     ==========     ==========

                        TRANS FINANCIAL BANCORP, INC.

                       PRO FORMA FINANCIAL INFORMATION

TRANS FINANCIAL BANCORP, INC.
Pro Forma Condensed Consolidated Balance Sheet
December 31, 1993
(Unaudited)
(In thousands)

                                                                                                   PRO
                                                    TRANS         KENTUCKY          PRO            FORMA         PEOPLES
                                                  FINANCIAL       COMMUNITY        FORMA         EXCLUDING      FINANCIAL
                                                 BANCORP (a)     BANCORP (a)    ADJUSTMENTS    PEOPLES & FGC   SERVICES (a)
                                                -------------    -----------    -----------    -------------   ------------
 Assets
 Cash and due form banks                               49,009          5,435                          54,444          6,088
 Interest bearing deposits with banks                     347            100                             447          2,746
 Federal funds sold and resale agreements              12,175          9,234                          21,409          5,369
 Mortgage loans held for sale                          43,005              0                          43,005          2,173
 Securities available for sale                        194,736         40,853                         235,589         10,405
 Investment Securities                                 54,286         12,061                          66,347         24,998
 Loans, net of unearned income                        769,182        105,186                         874,368         67,546
   Less allowance for loan losses                      (8,301)        (1,826)                        (10,127)          (998)
   Net loans                                          760,881        103,360              0          864,241         66,548
 Premises and equipment                                27,277          2,142                          29,419          2,159
 Goodwill                                               5,234          1,687                           6,921              0
 Mortgage servicing rights                              3,738              0                           3,738              0
 Other assets                                          18,800          2,264                          21,064          2,290
                                                -------------    -----------    -----------    -------------   ------------

 Total assets                                       1,169,488        177,136              0        1,346,624        122,776
                                                =============    ===========    ===========    =============   ============
 Liabilities and Shareholders' Equity
 Deposits                                             994,152        159,443                       1,153,595        110,109
 Federal funds purchased and resale agreements         29,704              0                          29,704              0
 Other liabilities                                      7,472          1,591                           9,063            779
 Long-term debt and other notes payable:                                                                                  0
   TF Bancorp 7.25% Subordinated Notes                 33,000                                         33,000              0
   ESOP note payable                                    3,861                                          3,861              0
   FHLBB Advance to TFB, N.A.                          10,000                                         10,000              0
   FHLBB Advance to TFB of TN, F.S.B                   15,000                                         15,000              0
   KC Bancorp 6.7% long term notes                                     2,818                           2,818              0
   6.625% Kentucky Housing Notes                                          42                              42              0
                                                -------------    -----------    -----------    -------------   ------------

 Total liabilities                                  1,093,189        163,894              0        1,257,083        110,888

 Preferred stock                                            0              0                               0              0
 Common stock                                          13,922          1,305          1,264 (b)       16,491          2,368
 Additional paid-in capital                            39,490            943         (1,295)(b)       39,138          3,665
 Retained earnings                                     26,523         10,532                          37,055          5,855
 Treasury stock                                             0            (31)            31 (b)            0              0
 Unrealized net gain/(loss) on securities available
   for sale, net of tax                                   225            493                             718              0
 Unrealized net gain/(loss) on marketable equity
   securities                                               0              0                               0              0
 Employee Stock Ownership Plan borrowings              (3,861)             0                          (3,861)             0
                                                -------------    -----------    -----------    -------------   ------------

 Total shareholders' equity                            76,299         13,242              0           89,541         11,888

 Total liabilities and shareholders' equity         1,169,488        177,136              0        1,346,624        122,776
                                                =============    ===========    ===========    =============   ============
                                                                      PRO                                            PRO
                                                      PRO            FORMA           FGC             PRO            FORMA
                                                     FORMA         EXCLUDING       HOLDING          FORMA         INCLUDING
                                                  ADJUSTMENTS         FGC        COMPANY (a)     ADJUSTMENTS         FGC
                                                  -----------      ---------     -----------     -----------      ---------
 Assets
 Cash and due form banks                                              60,532          5,381           (1,010)(d)     64,903
 Interest bearing deposits with banks                                  3,193              0                           3,193
 Federal funds sold and resale agreements                             26,778          6,000                          32,778
 Mortgage loans held for sale                                         45,178              0                          45,178
 Securities available for sale                                       245,994              0                         245,994
 Investment Securities                                                91,345         48,057                         139,402
 Loans, net of unearned income                                       941,914         65,132                       1,007,046
   Less allowance for loan losses                                    (11,125)        (1,380)                        (12,505)
   Net loans                                                0        930,789         63,752                0        994,541
 Premises and equipment                                               31,578          1,815                          33,393
 Goodwill                                                              6,921          1,452                           8,373
 Mortgage servicing rights                                             3,738              0                           3,738
 Other assets                                                         23,354          1,718                          25,072
                                                  -----------      ---------        -------      -----------      ---------

 Total assets                                               0      1,469,400        128,175           (1,010)     1,596,565
                                                  ===========      =========        =======      ===========      =========

 Liabilities and Shareholders' Equity
 Deposits                                                          1,263,704        112,220                       1,375,924
 Federal funds purchased and resale agreements                        29,704              0                          29,704
 Other liabilities                                                     9,842          5,349                          15,191
 Long-term debt and other notes payable:                                   0              0                               0
   TF Bancorp 7.25% Subordinated Notes                                33,000              0                          33,000
   ESOP note payable                                                   3,861              0                           3,861
   FHLBB Advance to TFB, N.A.                                         10,000              0                          10,000
   FHLBB Advance to TFB of TN, F.S.B                                  15,000              0                          15,000
   KC Bancorp 6.7% long term notes                                     2,818              0                           2,818
   6.625% Kentucky Housing Notes                                          42              0                              42
                                                  -----------      ---------        -------      -----------      ---------

 Total liabilities                                          0      1,367,971        117,569                0      1,485,540
 Preferred stock                                                           0          1,010           (1,010)(d)          0
 Common stock                                              74 (c)     18,933          1,500              470 (d)     20,903
 Additional paid-in capital                               (74)(c)     42,729              0             (470)(d)     42,259
 Retained earnings                                                    42,910          8,096                          51,006
 Treasury stock                                                            0              0                               0
 Unrealized net gain/(loss) on securities available
   for sale, net of tax                                                  718              0                             718
 Unrealized net gain/(loss) on marketable equity
   securities                                                              0              0                               0
 Employee Stock Ownership Plan borrowings                             (3,861)             0                          (3,861)
                                                  -----------      ---------        -------      -----------      ---------

 Total shareholders' equity                                 0        101,429         10,606           (1,010)       111,025

 Total liabilities and shareholders' equity                 0      1,469,400        128,175           (1,010)     1,596,565
                                                  ===========      =========        =======      ===========      =========

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                                                     Year Ended December 31, 1993
                                       --------------------------------------------------------------------------------------------
                                          TRANS      KENTUCKY       PRO FORMA         PEOPLES      PRO FORMA      FGC      PRO FORMA
                                        FINANCIAL    COMMUNITY      EXCLUDING        FINANCIAL     EXCLUDING    HOLDING    INCLUDING
                                       BANCORP (a)  BANCORP (a)  PEOPLES & FGC (e)   SERVICES (a)   FGC (e)    COMPANY (a)  FGC (e)
                                       -----------  -----------  -----------------   ------------  ---------  -----------  ---------
 Interest income:
   Loans                                    57,210        8,609         65,819           6,725       72,544         6,268    78,812
   Securities                               14,853        3,121         17,974           2,214       20,188         2,723    22,911
   Other                                       554          243            797             190          987           109     1,096
                                       -----------  -----------  -------------       ---------     --------   -----------  --------
    Total interest income                   72,617       11,973         84,590           9,129       93,719         9,100   102,819

 Interest expense:
   Deposits                                 29,810        4,466         34,276           3,899       38,175         3,310    41,485
   Short-term borrowings                       911            0            911               0          911             0       911
   Notes payable                             1,310          267          1,577               0        1,577           277     1,854
                                       -----------  -----------  -------------       ---------     --------   -----------  --------
     Total interest expense                 32,031        4,733         36,764           3,899       40,663         3,587    44,250
                                       -----------  -----------  -------------       ---------     --------   -----------  --------

       Net interest income                  40,586        7,240         47,826           5,230       53,056         5,513    58,569

 Provision for loan losses                   1,662          441          2,103             241        2,344           450     2,794
                                       -----------  -----------  -------------       ---------     --------   -----------  --------
   Net interest income after provision
     provision for loan losses              38,924        6,799         45,723           4,989       50,712         5,063    55,775

 Non-interest income                        13,759        1,652         15,411           1,149       16,560           471    17,031
 Non-interest expense                       39,027        7,139         46,166           3,660       49,826         3,003    52,829
                                       -----------  -----------  -------------       ---------     --------   -----------  --------

   Income before income taxes               13,656        1,312         14,968           2,478       17,446         2,531    19,977

 Income tax expense                          4,249          429          4,678             937        5,615           609     6,224
                                       -----------  -----------  -------------       ---------     --------   -----------  --------
 Income before cumulative effect of
   change in accounting princple             9,407          883         10,290           1,541       11,831         1,922    13,753
                                       ===========  ===========  =============       =========     ========   ===========  ========
 Cumulative effect of change in
   accounting principle                        (91)          81            (10)            306          296             0       296
                                       -----------  -----------  -------------       ---------     --------   -----------  --------
 Income applicable to common stock           9,316          964         10,280           1,847       12,127         1,841    13,968
                                       ===========  ===========  =============       =========     ========   ===========  ========

 Weighted average shares outstanding:
   Primary                                   7,518                       8,893                       10,195                  11,245
   Fully diluted                             7,518                       8,893                       10,195                  11,245

 Earnings per common share:
   Primary                                    1.24                        1.16                         1.19                    1.24
                                       ===========               =============                     ========                ========
   Fully diluted                              1.24                        1.16                         1.19                    1.24
                                       ===========               =============                     ========                ========

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                                                        Year Ended December 31, 1992
                                           ----------------------------------------------------------------------------------------
                                              TRANS      KENTUCKY      PRO FORMA        PEOPLES    PRO FORMA       FGC     PRO FORMA
                                            FINANCIAL    COMMUNITY     EXCLUDING       FINANCIAL   EXCLUDING     HOLDING   INCLUDING
                                           BANCORP (a)  BANCORP (a) PEOPLES & FGC(e)   SERVICES (a)  FGC (e)    COMPANY (a)  FGC (e)
                                           -----------  ----------- ---------------  ------------  ---------   ----------- ---------
 Interest income:
   Loans                                        46,099        9,369         55,468         6,730     62,198         6,456    68,654
   Securities                                   16,694        3,137         19,831         2,343     22,174         3,192    25,366
   Other                                           614          417          1,031           149      1,180           114     1,294
                                           -----------  -----------  -------------  ------------  ---------   ----------- ---------
     Total interest income                      63,407       12,923         76,330         9,222     85,552         9,762    95,314

 Interest expense:
   Deposits                                     30,822        5,361         36,183         4,426     40,609         4,136    44,745
   Short-term borrowings                           902           17            919            63        982             0       982
   Notes payable                                   287          343            630             0        630           406     1,036
                                           -----------  -----------  -------------  ------------  ---------   ----------- ---------
     Total interest expense                     32,011        5,721         37,732         4,489     42,221         4,542    46,763
                                           -----------  -----------  -------------  ------------  ---------   ----------- ---------

       Net interest income                      31,396        7,202         38,598         4,733     43,331         5,220    48,551

 Provision for loan losses                       1,216          838          2,054           263      2,317           300     2,617
                                           -----------  -----------  -------------  ------------  ---------   ----------- ---------
  Net interest income after provision
    provision for loan losses                   30,180        6,364         36,544         4,470     41,014         4,920    45,934

 Non-interest income                            11,064        1,514         12,578           748     13,326           495    13,821
 Non-interest expense                           27,498        6,157         33,655         3,198     36,853         3,038    39,891
                                           -----------  -----------  -------------  ------------  ---------   ----------- ---------

   Income before income taxes                   13,746        1,721         15,467         2,020     17,487         2,377    19,864

 Income tax expense                              4,686          372          5,058           792      5,850           550     6,400
                                           -----------  -----------  -------------  ------------  ---------   ----------- ---------
 Income before cumulative effect of
   accounting change                             9,060        1,349         10,409         1,228     11,637         1,827    13,464
                                           ===========  ===========  =============  ============  =========   =========== =========
 Income applicable to common stock               9,004        1,349         10,353         1,228     11,581         1,746    13,327
                                           ===========  ===========  =============  ============  =========   =========== =========

 Weighted average shares outstanding:
   Primary                                       6,906                       8,281                    9,583                  10,633
   Fully diluted                                 6,906                       8,281                    9,583                  10,633

 Earnings per common share:
   Primary                                        1.30                        1.25                     1.21                    1.25
                                           ===========               =============                =========               =========
   Fully diluted                                  1.30                        1.25                     1.21                    1.25
                                           ===========               =============                =========               =========

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                                                      Year Ended December 31, 1991
                                         -------------------------------------------------------------------------------------------
                                            TRANS      KENTUCKY        PRO FORMA        PEOPLES     PRO FORMA     FGC     PRO FORMA
                                          FINANCIAL    COMMUNITY       EXCLUDING       FINANCIAL    EXCLUDING   HOLDING   INCLUDING
                                         BANCORP (a)  BANCORP (a)  PEOPLES & FGC (e)  SERVICES (a)   FGC (e)   COMPANY (a)  FGC (e)
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------
Interest income:
  Loans                                       35,858       10,365             46,223         6,435     52,658        6,360    59,018
  Securities                                   9,582        3,435             13,017         2,311     15,328        3,524    18,852
  Other                                          523          796              1,319           242      1,561          268     1,829
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------
    Total interest income                     45,963       14,596             60,559         8,988     69,547       10,152    79,699

Interest expense:
  Deposits                                    25,561        7,606             33,167         5,352     38,519        5,401    43,920
  Short-term borrowings                          466           56                522           198        720          100       820
  Notes payable                                1,203          452              1,655             0      1,655          424     2,079
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------
    Total interest expense                    27,230        8,114             35,344         5,550     40,894        5,925    46,819
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------

      Net interest income                     18,733        6,482             25,215         3,438     28,653        4,227    32,880

Provision for loan losses                        750          772              1,522           470      1,992          250     2,242
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------
Net interest income after provision
  provision for loan losses                   17,983        5,710             23,693         2,968     26,661        3,977    30,638

Non-interest income                            6,542        1,396              7,938           859      8,797          471     9,268
Non-interest expense                          17,957        5,748             23,705         2,815     26,520        2,708    29,228
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------

  Income before income taxes                   6,568        1,358              7,926         1,012      8,938        1,740    10,678

Income tax expense                             2,028          293              2,321           435      2,756          327     3,083
                                         -----------  -----------  -----------------  ------------  ---------  ----------- ---------
Income before cumulative effect of
  accounting change                            4,540        1,065              5,605           577      6,182        1,413     7,595
                                         ===========  ===========  =================  ============  =========  =========== =========
Income applicable to common stock              4,227        1,065              5,292           577      5,869        1,332     7,201
                                         ===========  ===========  =================  ============  =========  =========== =========

Weighted average shares outstanding:
  Primary                                      3,277                           4,652                    5,954                  7,006
  Fully diluted                                3,921                           5,296                    6,598                  7,648

Earnings per common share:
  Primary                                       1.29                           1.14                     0.99                   1.03
                                         ===========               ================                =========              =========
  Fully diluted                                 1.17                           1.07                     0.94                   0.99
                                         ===========               ================                =========              =========

 See accompanying notes to pro forma information.

TRANS FINANCIAL BANCORP, INC.
Notes to Pro Forma Financial Information

(a) Represents historical balance sheet or income statement of respective entities. On January 28, 1994, Trans Financial and FGC Holding Company entered into a definitive acquisition agreement pursuant to which FGC Holding Company will merge with and into Trans Financial, subject to regulatory approval and other conditions.

(b) Adjustments to increase the value of Trans Financial Common Stock to reflect the adjusted number of shares outstanding after the Merger, with an offsetting reduction in additional paid-in capital, and to reflect the cancellation of KCB treasury stock.

(c) Adjustments to increase the value of Trans Financial Common Stock to reflect the adjusted number of shares outstanding after the Peoples acquisition, with an offsetting reduction in additional paid-in capital.

(d) Adjustments to increase the value of Trans Financial Common Stock to reflect the adjusted number of shares outstanding after the proposed FGC acquisition, with an offsetting reduction in additional paid-in capital, and to reflect the redemption of FGC preferred stock upon consummation of the FGC acquisition.

(e) No adjustments to the historical statements of income are necessary in the circumstances under the pooling of interests method of accounting.

                                EXHIBIT INDEX
                                -------------

Exhibit                                                                           Sequentially
                                                                                  Numbered Page
2(a)     Agreement and Plan of Reorganization between Trans Financial
         Bancorp, Inc. and Peoples Financial Services, Inc. dated as of
         December 27, 1993, is incorporated by reference to Exhibit (2) of the
         Registration Statement on Form S-4 (File No. 33-52365) filed by Trans
         Financial with the Commission.

2(b)     Plan of Merger between Trans Financial Bancorp, Inc. and Peoples
         Financial Services, Inc. dated as of December 27, 1993, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-52365) filed by Trans Financial with the
         Commission.